Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
October 19, 2016	904-398-9400

LANDSTAR SYSTEM REPORTS THIRD QUARTER REVENUE OF $788 MILLION

AND DILUTED EARNINGS PER SHARE OF $0.86

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported third quarter diluted earnings per share of $0.86 on revenue of $788 million in the 2016 third quarter. Landstar reported diluted earnings per share of $0.90 on revenue of $842 million in the 2015 third quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $121.8 million in the 2016 third quarter compared to $126.8 million in the 2015 third quarter. Operating margin, representing operating income divided by gross profit, was 48.0 percent in the 2016 third quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2016 third quarter was $732.9 million, or 93 percent of revenue, compared to $779.8 million, or 93 percent of revenue, in the 2015 third quarter. Truckload transportation revenue hauled via van equipment in the 2016 third quarter was $465.8 million compared to $466.2 million in the 2015 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2016 third quarter was $248.9 million compared to $293.3 million in the 2015 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $43.4 million, or 6 percent of revenue, in the 2016 third quarter compared to $50.5 million, or 6 percent of revenue, in the 2015 third quarter.

Trailing twelve-month return on average shareholders’ equity was 28 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 22 percent. During the 2016 third quarter,

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Landstar purchased 350,000 shares of its common stock at an aggregate cost of $24.0 million bringing the total number of common shares purchased during the thirty-nine weeks ended September 24, 2016 to 773,000 shares at an aggregate cost of $50.5 million. Currently, there are approximately 1,036,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. As of September 24, 2016, the Company had $227 million in cash and short term investments and $214 million available for borrowings under the Company’s senior credit facility.

In addition, Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.09 per share payable on December 2, 2016, to stockholders of record as of the close of business on November 8, 2016. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Commenting on Landstar’s 2016 third quarter, Landstar’s President and CEO Jim Gattoni said, “Diluted earnings per share was $0.86 in the 2016 third quarter, the second highest third quarter diluted earnings per share in Landstar history, second only to 2015 third quarter record diluted earnings per share of $0.90. Revenue was $788 million with gross profit of $121.8 million in the 2016 third quarter, the second highest third quarter gross profit in Landstar history, second only to 2015 third quarter record gross profit of $126.8 million. 2015 third quarter revenue was a record $842 million and included $35 million of revenue from a project on behalf of a customer in the automotive sector. That project was completed at the end of 2015. Overall, we continued to have difficult year-over-year comparisons to 2015 driven mostly by tougher overall industry conditions in 2016 and revenue from the previously referenced automotive project in 2015.”

Gattoni continued, “Landstar executed well when considering the softness in U.S. manufacturing and more readily available truck capacity in 2016. Given this environment, Landstar managed a 4 percent increase in the number of loads hauled via truck in the 2016 third quarter over the 2015 third quarter, when excluding approximately 20,000 truckloads hauled via unsided/platform equipment for the automotive project in the 2015 third quarter.

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Overall, the number of loads hauled via truck in the 2016 third quarter decreased 1 percent from the 2015 third quarter. This overall decrease in volume was driven by a 6 percent increase in the number of loads hauled via van equipment, offset by a 14 percent decrease in the number of loads hauled via unsided/platform equipment. Excluding the loadings related to the automotive project, Landstar experienced a 1 percent increase in the number of loads hauled via unsided/platform equipment. Landstar also achieved a 4 percent increase in the number of loads hauled via railroads, ocean cargo carriers and air cargo carriers in the 2016 third quarter over the 2015 third quarter.”

Gattoni further continued, “Revenue per load on loads hauled via truck in the 2016 third quarter was 5 percent below the 2015 third quarter. This represents a sequential improvement, however, as revenue per load on loads hauled via truck in the 2016 first quarter compared to the 2015 first quarter and in the 2016 second quarter compared to the 2015 second quarter decreased 10 percent and 9 percent, respectively. The reduction in the percentage shortfall in revenue per load on loads hauled via truck in the 2016 third quarter was due to an increase in revenue per load in the 2016 third quarter compared to the 2016 second quarter that was slightly ahead of recent second quarter to third quarter trends, coupled with weaker revenue per load in the 2015 third quarter as compared to the first half of 2015. Additionally, the average cost of a gallon of diesel fuel was approximately 10 percent lower during the 2016 third quarter compared to the 2015 third quarter putting additional pressure on pricing, especially as it related to loads hauled via truck brokerage carriers. The softer pricing environment contributed to the decline in the 2016 third quarter operating margin, which was 48.0 percent, compared to 50.4 percent in the 2015 third quarter.”

Commenting on Landstar’s 2016 fourth quarter, Gattoni stated, “I expect the slow growth environment we have experienced during the first three quarters of 2016 to continue through the 2016 fourth quarter. As was the case in our 2016 second and third quarters, fourth quarter 2016 over fourth quarter 2015 revenue comparisons will include the effects of revenue derived from the automotive project previously referenced. The Company’s 2015 fourth quarter included approximately $38 million in revenue from

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approximately 19,000 loads hauled via truck related to that project. Through the first few weeks of October, we have experienced the normal seasonal pattern for revenue per load on loads hauled via truck and, therefore, I anticipate revenue per load on loads hauled via truck to be below prior year’s fourth quarter in a mid-single digit range, consistent with the 2016 third quarter compared to the 2015 third quarter. Landstar’s fiscal year ends on the last Saturday of the calendar year, which this year is December 31, 2016, resulting in fiscal year 2016 representing a 53 week period. As such, the Company’s 2016 fourth quarter includes an extra week of operations. The number of loads hauled via truck during the first few weeks of October is trending slightly ahead of the historical third quarter to fourth quarter trend. Assuming that trend continues, and given the extra week in the 2016 fourth quarter, I would expect the number of loads hauled via truck in the 2016 fourth quarter to exceed the 2015 fourth quarter in a low-single digit range. As such, I expect 2016 fourth quarter revenue to be in a range of $800 million to $850 million. Assuming insurance and claims costs in the 2016 fourth quarter are approximately 3.2 percent of BCO revenue, representing average insurance and claims costs as a percent of BCO revenue over the past 5 years, I would expect diluted earnings per share to be in a range of $0.85 to $0.90 in the 2016 fourth quarter.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2016 Earnings Release Conference Call.”

This earnings announcement, as well as an accompanying slide presentation, is available through the Company’s website at http://investor.landstar.com under “Presentations” and on a Form 8-K filed with the Securities and Exchange Commission.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative

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thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; intellectual property; unclaimed property; regulations focused on diesel emissions and other air quality matters; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2015 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Revenue	$2,274,805	$2,472,489	$787,938	$841,726
Investment income	1,100	1,043	357	350

Costs and expenses:
Purchased transportation	1,730,745	1,900,313	601,002	645,583
Commissions to agents	189,075	199,113	65,144	69,297
Other operating costs, net of gains on asset sales/dispositions	21,484	24,388	7,492	8,718
Insurance and claims	42,795	37,610	12,488	10,502
Selling, general and administrative	106,211	111,797	34,692	36,811
Depreciation and amortization	26,109	21,253	9,016	7,185

Total costs and expenses	2,116,419	2,294,474	729,834	778,096

Operating income	159,486	179,058	58,461	63,980
Interest and debt expense	2,725	2,208	948	714

Income before income taxes	156,761	176,850	57,513	63,266
Income taxes	58,985	67,016	21,235	23,918

Net income	$97,776	$109,834	$36,278	$39,348

Earnings per common share	$2.32	$2.50	$0.86	$0.91

Diluted earnings per share	$2.31	$2.49	$0.86	$0.90

Average number of shares outstanding:
Earnings per common share	42,223,000	43,975,000	42,039,000	43,446,000

Diluted earnings per share	42,341,000	44,134,000	42,170,000	43,607,000

Dividends per common share	$0.25	$0.22	$0.09	$0.08

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 24, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$170,805	$114,520
Short-term investments	56,679	48,823
Trade accounts receivable, less allowance of $4,881 and $4,327	409,047	462,699
Other receivables, including advances to independent contractors, less allowance of $4,871 and $4,143	17,091	18,472
Other current assets	15,188	11,604

Total current assets	668,810	656,118

Operating property, less accumulated depreciation and amortization of $187,566 and $182,591	261,943	225,927
Goodwill	31,134	31,134
Other assets	65,871	78,339

Total assets	$1,027,758	$991,518

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$27,725	$35,609
Accounts payable	201,872	223,709
Current maturities of long-term debt	44,784	42,499
Insurance claims	27,941	19,757
Other current liabilities	48,027	47,963

Total current liabilities	350,349	369,537

Long-term debt, excluding current maturities	90,817	81,793
Insurance claims	23,765	21,477
Deferred income taxes and other non-current liabilities	56,097	52,474

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,522,281 and 67,391,616 shares	675	674
Additional paid-in capital	198,736	195,841
Retained earnings	1,477,179	1,389,975
Cost of 25,747,002 and 24,972,079 shares of common stock in treasury	(1,167,391)	(1,116,765)
Accumulated other comprehensive loss	(2,469)	(3,488)

Total shareholders’ equity	506,730	466,237

Total liabilities and shareholders’ equity	$1,027,758	$991,518

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,351,980	$1,412,824	$465,785	$466,226
Unsided/platform equipment	700,369	823,767	248,939	293,252
Less-than-truckload	54,066	61,297	18,139	20,341

Total truck transportation	2,106,415	2,297,888	732,863	779,819
Rail intermodal	76,987	76,688	24,650	27,166
Ocean and air cargo carriers	56,500	64,725	18,790	23,315
Other (1)	34,903	33,188	11,635	11,426

	$2,274,805	$2,472,489	$787,938	$841,726

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$1,086,848	$1,140,870	$379,196	$388,840

Number of loads:
Truck transportation
Truckload:
Van equipment	847,208	820,223	291,089	275,509
Unsided/platform equipment	331,226	359,769	112,192	130,317
Less-than-truckload	84,316	83,838	28,589	28,934

Total truck transportation	1,262,750	1,263,830	431,870	434,760
Rail intermodal	36,120	32,350	11,940	11,670
Ocean and air cargo carriers	14,910	13,320	5,130	4,700

	1,313,780	1,309,500	448,940	451,130

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	630,880	616,410	216,220	210,180

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,596	$1,722	$1,600	$1,692
Unsided/platform equipment	2,114	2,290	2,219	2,250
Less-than-truckload	641	731	634	703
Total truck transportation	1,668	1,818	1,697	1,794
Rail intermodal	2,131	2,371	2,064	2,328
Ocean and air cargo carriers	3,789	4,859	3,663	4,961

Revenue per load on loads hauled via BCO Independent Contractors (2)	$1,723	$1,851	$1,754	$1,850

Revenue by capacity type (as a % of total revenue);
Truck capacity providers:
BCO Independent Contractors (2)	48%	46%	48%	46%
Truck Brokerage Carriers	45%	47%	45%	46%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	2%	3%	2%	3%
Other	2%	1%	1%	1%

			September 24,	September 26,
			2016	2015
Truck Capacity Providers
BCO Independent Contractors (2)			8,889	8,869

Truck Brokerage Carriers:
Approved and active (3)			30,860	29,127
Other approved			15,691	13,813

			46,551	42,940

Total available truck capacity providers			55,440	51,809

Trucks provided by BCO Independent Contractors (2)			9,510	9,441

(1)	Includes primarily premium revenue generated by the insurance segment.
(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(3)	Active refers to Truck Brokerage Carriers who have moved at least one load in the 180 days immediately preceeding the fiscal quarter end.